                                                                    EXHIBIT 10.1


                            FIFTH AMENDMENT TO SECOND
                    AMENDED AND RESTATED FINANCING AGREEMENT

         THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (the "Amendment" ") dated as of May 10, 1999, is by and among ENCORE WIRE CORPORATION, a Delaware corporation ("Borrower"), NATIONSBANK, N.A., dba BANK OF AMERICA, NATIONAL ASSOCIATION (successor by merger to NationsBank of Texas, N.A.), a national banking association, and COMERICA BANK-TEXAS (Comerica Bank"), a state banking association, in their individual capacities as "Lenders" (as such term is defined herein), and NATIONSBANK, N.A., dba BANK OF AMERICA, NATIONAL ASSOCIATION (successor by merger to NationsBank of Texas, N.A.), a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent, and the Lenders are parties to the Second Amended and Restated Financing Agreement, dated as of June 9, 1997, as amended by the First Amendment to Second Amended and Restated Financing Agreement, dated as of February 20, 1998 (the "First Amendment"), by the
Second Amendment to Second Amended and Restated Financing Agreement, dated as of June 15, 1998 (the "Second Amendment"), by the Third Amendment to Second
Amended and Restated Financing Agreement, dated as of August 28, 1998 (the "Third Amendment") and by the Fourth Amendment to Second Amended and Restated Financing Agreement, dated as of October 28, 1998 (the "Fourth Amendment") (as so amended, the "Original Financing Agreement") relating to a $65,000,000 revolving credit facility ("Facility"), pursuant to which, inter alia, the Lenders agreed to make certain loans available to the Borrower upon the terms and conditions contained in the Original Financing Agreement;

         WHEREAS, the parties hereto desire to amend the Original Financing Agreement in accordance with the terms and provisions of this Amendment;

         NOW, THEREFORE, for and in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

         1. Terms. All capitalized terms defined in the Original Financing Agreement and not otherwise defined herein shall have the same definitions when used herein as set forth in the Original Financing Agreement as amended by this Fifth Amendment.

         2. Amendment of Section 7.26. Section 7.26 of the Original Financing Agreement is amended by deleting Section 7.26 in its entirety and replacing it with the following:

         7.26 Limitation on Indebtedness. Borrower will not be obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, other than (a) in favor of Agent and the Lenders hereunder, (b) trade indebtedness incurred in the normal and ordinary course of Borrower's business and not more than ninety (90) days past due, and (c) (i) other indebtedness of Borrower, provided that the payments required in respect of such indebtedness do not exceed $2,100,000.00 in the aggregate during any 12-month period and the Agent gives its consent to such other indebtedness, which shall not be unreasonably withheld.

         3. Amendment of Section 7.31. Section 7.31 of the Original Financing Agreement is amended by deleting Section 7.31 in its entirety and replacing it with the following:

         7.31 Redemptions and Acquisition of Shares. Borrower will not make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of capital stock, provided, that notwithstanding the foregoing, for so long as no Event of Default shall have occurred and be continuing, and no other event or condition which is reasonably expected to result in a Material Adverse Effect or would be the subject of a required notice under paragraph 7.13 is in existence, Borrower shall not be prohibited from repurchasing shares to be held as treasury shares, provided further that (i) the aggregate number of such shares purchased after May 1, 1999, shall not exceed 1,635,000 and the aggregate purchase price paid by Borrower for all such shares shall not exceed the maximum amount of $23,700,000.00, and
         (ii) no Event of Default shall result from, or exist immediately following, any such repurchase.

         4. Costs. The Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the negotiation, preparation, execution and consummation of this Amendment and the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders.

         5.   Miscellaneous.

         5.1 Headings. Section headings are for reference only and shall not affect the interpretation or meanings of any provision of this Amendment.

         5.2 Effect of this Amendment. The Original Financing Agreement, as amended by this Amendment, shall remain in full force and effect except that any reference therein, or in any other Loan Document referring to the Original Financing Agreement, shall be deemed to refer to the Original Financing Agreement as amended by this Amendment.

         5.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

         5.4 Counterparts. This Amendment may be executed by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same Amendment.

         5.5 NO ORAL AGREEMENTS. THE Original Financing Agreement, AS AMENDED BY THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE ENTIRE AGREEMENT AMONG THE PARTIES AND MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.


                      REST OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:

ENCORE WIRE CORPORATION

By: /s/ SCOTT WEAVER
    -----------------------------------
    Scott Weaver, Vice President

LENDERS AND AGENT:

NATIONSBANK, N.A.,
dba BANK OF AMERICA,
NATIONAL ASSOCIATION,
Individually and as Agent

By:
    -----------------------------------
    Todd M. Bums, Vice President

COMERICA BANK-TEXAS

By:
    -----------------------------------
    William J. Rolley, Vice President

                            CONFIRMATION OF GUARANTY

         EWC Leasing Corp. ("Guarantor"), a wholly-owned subsidiary of Encore Wire Corporation, hereby acknowledges the matters covered by the Fifth Amendment to Second Amended and Restated Financing Agreement to which this Confirmation of Guaranty is attached and confirms that, notwithstanding such matters, the Guaranty By Corporation dated as of June 9, 1997 issued by Guarantor to and in favor of NationsBank of Texas, N.A., (and now in favor of NationsBank, N.A., dba Bank of America, National Association as a result of the merger of NationsBank of Texas, N.A. with and into NationsBank, N.A.) and the Guaranty By Corporation dated as of June 9, 1997 issued by Guarantor to and in favor of Bank of America, Texas, N.A., assigned to Comerica Bank, National Association, remain in full force and effect as continuing obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms.

         In Witness Whereof, this Confirmation of Guaranty is executed and delivered as of the ___ day of May, 1999.

                                  EWC LEASING CORP.

                                  By: /s/ SCOTT D. WEAVER
                                      ------------------------------
                                      Scott D. Weaver
                                      Vice President